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Exhibit 99.1

October 26, 2006

JANUS ANNOUNCES THIRD QUARTER 2006 RESULTS

Third quarter earnings of $0.15 per diluted share

Long-term net outflows of $0.1 billion for the quarter

More than 75% of retail funds outperformed Lipper peers for 3 and 5 years

$138 million of stock buybacks during the third quarter

DENVER—Janus Capital Group Inc. (NYSE: JNS) today reported third quarter net income of $29.5 million, or $0.15 per diluted share, compared with net income of $31.1 million, or $0.15 per diluted share, in the second quarter 2006, and $31.7 million, or $0.15 per diluted share, in the third quarter 2005. The company's investment management operating margins for the third quarter 2006 were 24.9% compared with 24.6% in the second quarter 2006 and 22.7% in the third quarter 2005.

Third quarter 2006 results include a net expense of $9.5 million, which primarily stemmed from impairment charges associated with the loss of two subadvised accounts and certain litigation fees, partially offset by lower long-term compensation expense.

Flows and Assets Under Management

Average assets under management during the third quarter declined to $153.2 billion compared with $154.0 billion during the second quarter 2006. At September 30, 2006, the company's total assets under management were $158.3 billion compared with $153.4 billion at June 30, 2006. The increase in assets at the end of the third quarter reflect $4.7 billion in market appreciation and fund performance, money market net inflows of $0.3 billion and long-term net outflows of $0.1 billion. Redemptions related to the third quarter impairment charges are expected to occur in the fourth quarter 2006 ($2.3 billion, previously disclosed) and the first quarter 2007 ($0.9 billion).

Janus' INTECH subsidiary had net inflows of $1.7 billion in the third quarter compared with net inflows of $2.6 billion in the second quarter 2006. Excluding INTECH, Janus' long-term net outflows totaled $1.8 billion in the third quarter 2006 versus long-term net outflows of $3.0 billion in the second quarter 2006.

"Although net flows were fairly flat this quarter, we're optimistic that we'll turn the tide," said Janus Capital Group CEO Gary Black. "The keys will be continuing to deliver strong investment performance, capitalizing on our expanded intermediary distribution and investing in the Janus brand."

Investment Management

Janus' investment management performance remained strong during the third quarter, driving continued improvement in the company's five-year results. As of September 30, 2006, approximately

64%, 78% and 77% of the funds in the company's primary retail fund family, Janus Investment Fund (JIF), were in the top half of their Lipper categories on a one-, three- and five-year total-return basis, respectively. (Detailed Lipper rankings and performance data for all JIF funds are on pages 9 - 11.)

"Delivering consistently strong returns is our top priority, so we're proud that more than three-fourths of our funds beat their peers during the last three- and five-year periods," Black said. "We're also encouraged that since changing the portfolio manager in February, the performance of our flagship Janus Fund has improved markedly. In fact, at the end of the third quarter, Janus Fund was ranked in the top 35th percentile or better in Lipper's large-cap growth category on a one-, three- and five-year, total-return basis."

Financial Discussion

Financial Highlights
(dollars in millions, except per share data or as noted)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005
Investment Management Segment
Average Assets (in billions)	$153.2	$154.0	$135.0
Ending AUM (in billions)	$158.3	$153.4	$139.4
Revenues	$229.0	$233.1	$218.4
Operating Expenses	$172.0	$175.8	$168.9
Operating Income	$57.0	$57.3	$49.5
Operating Margin	24.9%	24.6%	22.7%
Printing and Fulfillment Operating Loss	$(5.7)	$(4.1)	$(4.7)
Consolidated Net Income	$29.5	$31.1	$31.7
Diluted Earnings per Share	$0.15	$0.15	$0.15
Shares Repurchased (in millions)	7.7	5.3	7.1
Cost of Shares Repurchased	$138.1	$104.9	$101.9

Investment Management Segment—Third Quarter 2006 versus Second Quarter 2006

Third quarter revenues of $229.0 million were down slightly from the $233.1 million in the previous quarter, consistent with the decline in average assets under management and $1.6 million decrease associated with the waiver on the Janus Worldwide Fund. Third quarter 2006 operating expenses totaled $172.0 million, a decrease of $3.8 million from the second quarter. The decrease was driven by a $7.5 million decline in employee compensation and benefits and lower general and administrative expenses, partially offset by the $9.5 million net impact of the charges discussed on page 1.

Printing and Fulfillment Segment

Janus' printing business, Rapid Solutions Group (RSG), had an operating loss of $5.7 million in the third quarter of 2006 compared with a $4.1 million loss in the previous quarter, reflecting higher outsourced production costs.

Capital and Liquidity

At September 30, 2006, Janus had stockholders' equity of $2.4 billion, cash and investments of $741.2 million—excluding $113.1 million of cash escrowed for the repayment of debt during the fourth quarter 2006—and $650.4 million of outstanding debt. On September 18, 2006, Janus issued $275.0 million of five-year, 5.875% senior notes. Net proceeds from the debt offering will be used to repay $113.1 million of debt maturing in November 2006. In addition, Janus may use remaining proceeds to repurchase a portion of existing debt—due in 2032 and callable in 2007—or for general corporate purposes.

As part of its capital and liquidity management, Janus reduced its outstanding shares by 3.6% during the third quarter by repurchasing 7.7 million shares of its common stock at an average price of $17.97 per share and a total cost of $138.1 million. Year-to-date, Janus has repurchased 18.7 million shares of its common stock at an average price of $19.64 per share and a total cost of $368.0 million, reducing shares outstanding by 7.8%.

Third Quarter 2006 Earnings Call Information

Janus Capital Group will discuss its results during a conference call on Thursday, October 26 at 10 a.m. Eastern Daylight Time. The call-in number will be 877-301-7574. Anyone outside the U.S. or Canada should call 706-643-3623. The slides used during the presentation will be available in the investor relations section of the Janus Capital Group Web site (www.janus.com/ir) approximately one hour prior to the call. For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com/ir.

About Janus Capital Group Inc.

Founded in 1969, Denver-based Janus Capital Group Inc. (Janus) is a recognized leader of growth and risk-managed investment strategies. Our commitment to deliver for investors is rooted in our research-intensive approach and relentless passion to gain a competitive edge.

At the end of September 2006, Janus managed $158.3 billion in assets for more than four million shareholders, clients and institutions around the globe. Outside the U.S., Janus has offices in London, Milan, Tokyo and Hong Kong. Janus Capital Group consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH) and Capital Group Partners, Inc. (doing business as Rapid Solutions Group). In addition, Janus Capital Group owns 30% of Perkins, Wolf, McDonnell and Company, LLC.

Contacts:

Shelley Peterson, 303-316-5625
James Aber, 303-336-4513

###

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money.

Data presented reflects past performance, which is no guarantee of future results. Rankings referenced exclude money markets.

Funds distributed by Janus Distributors LLC (10/06).

This press release includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus' Annual Report on Form 10-K for the year ended December 31, 2005, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Many of these factors are beyond the control of the Company and its management. Any forward-looking statements contained in this release are as of the date on which such statements were made. The Company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realized.

JANUS CAPITAL GROUP INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005
Investment Management Revenues:
Investment management fees	$183.5	$187.0	$169.5
Performance fees	4.0	4.3	6.7
Shareowner servicing fees and other	41.5	41.8	42.2

Total	229.0	233.1	218.4

Investment Management Operating Expenses:
Employee compensation and benefits	70.7	78.2	80.1
Long-term incentive compensation	17.0	23.0	18.1
Marketing and advertising	6.6	7.7	5.4
Distribution	26.1	27.2	25.5
Depreciation and amortization	7.6	8.3	8.4
General, administrative and occupancy	33.5	31.4	31.4
Restructuring and impairments	10.5	—	—

Total	172.0	175.8	168.9

Investment Management Operating Income	57.0	57.3	49.5
Printing and Fulfillment Segment:
Revenue	21.1	21.5	19.1
Operating expenses	24.8	23.7	21.8
Depreciation and amortization	2.0	1.9	2.0

Printing and Fulfillment Operating Loss	(5.7)	(4.1)	(4.7)
Interest expense	(8.1)	(7.2)	(7.2)
Other income, net	8.6	7.8	7.9
Income tax provision	(18.4)	(19.5)	(10.5)
Equity in earnings of unconsolidated affiliate	1.7	2.0	1.9
Minority interest in consolidated earnings	(5.6)	(5.2)	(5.2)

Net Income	$29.5	$31.1	$31.7

Basic Earnings per Share
Weighted average shares outstanding (in millions)	201.0	205.3	216.2
Basic earnings per share	$0.15	$0.15	$0.15
Diluted Earnings per Share
Weighted average shares outstanding (in millions)	202.2	206.4	217.2
Diluted earnings per share	$0.15	$0.15	$0.15
Average Assets Under Management (in billions)	$153.2	$154.0	$135.0

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	September 30, 2006	December 31, 2005
Assets
Cash and cash equivalents	$459.9	$552.6
Investments	281.3	334.1
Other assets	402.9	285.5
Property and equipment, net	55.5	64.7
Intangibles and goodwill, net	2,460.1	2,391.6

Total Assets	$3,659.7	$3,628.5

Liabilities and Stockholders' Equity
Debt	$650.4	$376.3
Other liabilities	223.2	246.9
Deferred income taxes	415.0	424.1
Stockholders' equity	2,371.1	2,581.2

Total Liabilities and Stockholders' Equity	$3,659.7	$3,628.5

UNAUDITED CONDENSED CONSOLIDATED

CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005
Cash provided by (used in)
Operating activities	$50.7	$114.6	$58.5
Investing activities	(65.9)	10.4	2.8
Financing activities	137.2	(114.3)	(111.2)

Net change during period	$122.0	$10.7	$(49.9)

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005
Growth/Blend
Beginning of period assets	$66.9	$71.5	$64.7
Sales	1.9	3.0	1.9
Redemptions	3.5	4.4	4.1

Net Sales (redemptions)	(1.6)	(1.5)	(2.2)
Market appreciation	1.6	(3.1)	4.2

End of period assets	$67.0	$66.9	$66.7

Global/International
Beginning of period assets	$12.6	$13.3	$11.5
Sales	0.7	0.9	0.3
Redemptions	0.7	1.2	1.1

Net Sales (redemptions)	—	(0.3)	(0.8)
Market appreciation	0.7	(0.4)	1.1

End of period assets	$13.3	$12.6	$11.7

Mathematical/Quantitative
Beginning of period assets	$51.5	$50.6	$31.7
Sales	3.2	3.8	5.5
Redemptions	1.4	1.1	0.4

Net Sales (redemptions)	1.7	2.6	5.1
Market appreciation	2.3	(1.7)	1.4

End of period assets	$55.6	$51.5	$38.2

Fixed Income
Beginning of period assets	$4.7	$4.9	$5.7
Sales	0.2	0.2	0.2
Redemptions	0.4	0.4	0.5

Net Sales (redemptions)	(0.2)	(0.2)	(0.2)
Market appreciation	0.1	—	(0.1)

End of period assets	$4.7	$4.7	$5.4

Value
Beginning of period assets	$9.7	$11.1	$10.0
Sales	0.6	0.7	0.7
Redemptions	0.7	1.8	0.8

Net Sales (redemptions)	(0.1)	(1.1)	(0.1)
Market appreciation	0.1	(0.3)	0.5

End of period assets	$9.7	$9.7	$10.4

Money Market
Beginning of period assets	$7.9	$6.7	$6.7
Sales	11.7	12.4	8.1
Redemptions	11.4	11.3	7.7

Net Sales (redemptions)	0.3	1.2	0.4
Market appreciation	—	—	—

End of period assets	$8.0	$7.9	$7.0

Total
Beginning of period assets	$153.4	$158.1	$130.3
Sales	18.2	21.1	16.6
Redemptions	18.0	20.3	14.5

Net Sales (redemptions)	0.2	0.8	2.1
Market appreciation	4.7	(5.5)	7.0

End of period assets	$158.3	$153.4	$139.4

Total Excluding Money Markets
Beginning of period assets	$145.5	$151.4	$123.6
Sales	6.5	8.6	8.5
Redemptions	6.6	9.0	6.8

Net Sales (redemptions)	(0.1)	(0.4)	1.7
Market appreciation	4.7	(5.5)	7.0

End of period assets	$150.3	$145.5	$132.4

Total Excluding Mathematical/Quantitative & Money Markets
Beginning of period assets	$94.0	$100.8	$91.9
Sales	3.4	4.9	3.1
Redemptions	5.2	7.9	6.4

Net Sales (redemptions)	(1.8)	(3.0)	(3.4)
Market appreciation	2.4	(3.8)	5.7

End of period assets	$94.7	$94.0	$94.2

Each line has been rounded on the schedule individually to increase the accuracy of the amounts presented. Therefore totals and subtotals may not foot.

Janus Investment Funds ("JIF")

			Lipper Rankings Based on Total Returns as of 9/30/06
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM Inception	Lipper Category	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank/ Total Funds
Growth Funds
Janus Fund	Jan-06	Large-Cap Growth Funds	13	90 / 717	30	183 / 612	34	168 / 498	42	71 / 171	‡
Janus Twenty Fund(1)	Aug-97	Large-Cap Growth Funds	49	346 / 717	1	2 / 612	4	18 / 498	1	1 / 171	4	9 / 234
Janus Mercury Fund	Jan-06	Large-Cap Growth Funds	21	147 / 717	6	33 / 612	30	149 / 498	6	10 / 171	‡
Janus Olympus Fund(1)	Jun-06	Multi-Cap Growth Funds	55	232 / 427	42	151 / 366	42	123 / 295	28	28 / 101	‡
Janus Enterprise Fund	Jan-02	Mid-Cap Growth Funds	15	87 / 605	9	40 / 479	32	117 / 373	64	88 / 137	12	47 / 392
Janus Venture Fund(1)	Jan-01	Small-Cap Growth Funds	19	101 / 558	18	79 / 463	16	58 / 370	39	51 / 132	25	86 / 344
Janus Orion Fund	Jun-00	Multi-Cap Growth Funds	9	35 / 427	1	1 / 366	5	13 / 295	—	—	31	69 / 223
Janus Triton Fund	Jun-06	Small-Cap Growth Funds	10	55 / 558	—	—	—	—	—	—	‡
Janus Research Fund	Feb-05	Multi-Cap Growth Funds	2	7 / 427	—	—	—	—	—	—	2	5 / 401
Core Funds
Janus Growth and Income Fund	Dec-03	Large-Cap Core Funds	91	764 / 841	12	84 / 708	24	136 / 587	3	6 / 257	12	80 / 717
Janus Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	12	47 / 400	28	76 / 279	44	96 / 219	3	2 / 93	8	31 / 389
Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	4	27 / 845	1	1 / 595	2	6 / 440	—	—	11	34 / 333
Janus Fundamental Equity Fund	Apr-05	Large-Cap Core Funds	54	449 / 841	2	9 / 708	5	25 / 587	2	3 / 257	2	10 / 809
INTECH Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	56	467 / 845	7	41 / 595	—	—	—	—	23	125 / 565
International/Global Funds
Janus Worldwide Fund	Jun-04	Global Funds	83	312 / 375	99	297 / 302	98	227 / 233	68	61 / 89	90	286 / 320
Janus Overseas Fund	Jun-03	International Funds	1	1 / 925	1	1 / 775	9	57 / 641	4	9 / 249	1	1 / 759
Janus Global Life Sciences Fund	Dec-98	Health/Biotechnology Funds	63	112 / 177	19	29 / 160	50	65 / 129	—	—	37	18 / 48
Janus Global Technology Fund	Jan-06	Science & Technology Funds	40	114 / 288	49	125 / 259	55	124 / 227	—	—	‡
Janus Global Opportunities Fund	Jun-01	Global Funds	98	367 / 375	93	280 / 302	39	90 / 233	—	—	25	57 / 227

Value Funds
Janus Mid Cap Value Fund — Inv(2)	Aug-98	Mid-Cap Value Funds	48	135 / 286	40	89 / 222	27	41 / 151	—	—	4	3 / 77
Janus Small Cap Value Fund — Inv.(1,2)	Feb-97	Small-Cap Core Funds	66	434 / 657	69	350 / 508	58	230 / 397	—	—	13	17 / 134
Income Funds
Janus Flexible Bond Fund	Dec-91	Intermediate Inv Grade Debt Funds	38	183 / 486	50	212 / 426	19	63 / 340	29	44 / 151	4	2 / 55
Janus High-Yield Fund	Dec-03	High Current Yield Funds	22	97 / 458	51	201 / 396	61	196 / 321	14	16 / 120	40	159 / 403
Janus Short-Term Bond Fund	Jun-03	Short Investment Grade Debt Funds	43	99 / 233	27	51 / 192	41	57 / 139	23	16 / 71	25	45 / 180
Janus Federal Tax-Exempt Fund	Feb-05	General Muni Debt Funds	61	155 / 256	85	209 / 247	72	158 / 220	83	120 / 145	53	133 / 251
	Percent of JIF Funds per Lipper Quartile based on Total Returns
	1-Year	3-Year	5-Year	10-Year	Since PM Inception
1st Quartile	44.0%	47.8%	36.4%	53.3%	75.0%
2nd Quartile	20.0%	30.4%	40.9%	26.7%	15.0%
3rd Quartile	24.0%	8.7%	18.2%	13.3%	5.0%
4th Quartile	12.0%	13.0%	4.5%	6.7%	5.0%

Lipper Inc.—A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.

Notes:

  (1)
  Closed to new investors

  (2)
  Ranking is for the investor share class only; other classes may have different performance characteristics.

  ‡
  The Fund's since PM-Inception ranking is not available.

Data presented reflects past performance, which is no guarantee of future results. Investment results and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Due to market volatility, current performance may be higher or lower than the performance shown. Call 1-800-975-9932 or visit www.janus.com for performance current to the most recent month-end.

See notes to performance on the following page.

Janus Investment Fund ("JIF")

		Average Annual Total Returns (%) for Periods Ended 9/30/06(1)
	Inception Date	1 Year	3 Year	5 Year	10 Year	Life of Fund
Growth Funds
Janus Fund	2/70	6.72	8.91	4.36	5.85	13.67
Janus Twenty Fund(2)	4/85	3.87	15.28	7.69	9.53	13.10
Janus Mercury Fund(3)	5/93	5.99	11.19	4.61	7.94	12.15
Janus Olympus Fund(2)	12/95	4.13	11.26	6.84	8.90	10.72
Janus Enterprise Fund	9/92	9.17	16.41	9.49	6.15	11.10
Janus Venture Fund(2.4)	4/85	7.95	14.07	12.79	8.44	13.16
Janus Orion Fund(5,6)	6/00	12.24	20.01	13.21	—	(1.52)
Janus Triton Fund(4)	2/05	9.88	—	—	—	13.17
Janus Research Fund(5,7)	2/05	15.06	—	—	—	18.09
Core Funds
Janus Growth and Income Fund(4)	5/91	4.90	13.33	6.82	10.80	13.12
Janus Balanced Fund	9/92	9.75	9.84	6.71	9.61	11.13
Janus Contrarian Fund(5,9)	2/00	13.55	22.20	16.64	—	8.92
Janus Fundamental Equity Fund(8)	6/96	8.93	16.17	9.12	11.39	12.60
INTECH Risk-Managed Stock Fund(10,11)	2/03	8.36	15.86	—	—	18.11
International/Global Funds
Janus Worldwide Fund(10)	5/91	10.12	10.32	4.25	6.13	10.78
Janus Overseas Fund(5,8,10,12,13)	5/94	36.62	31.63	18.68	13.26	14.14
Janus Global Life Sciences Fund(8,10)	12/98	1.41	12.07	4.05	—	9.47
Janus Global Technology Fund(5,8,10)	12/98	5.76	7.91	5.07	—	2.56
Janus Global Opportunities Fund(10)	6/01	6.02	11.96	10.99	—	8.53
Value Funds
Janus Small Cap Value Fund—Inv.(2,6,14)	10/87	5.91	14.03	13.20	14.71	14.21
Janus Mid Cap Value Fund—Inv.(6,8,15)	8/98	9.31	17.09	15.43	—	17.08
Income Funds
Janus Flexible Bond Fund(8,16,17)	7/87	3.32	2.98	4.98	6.08	7.50
Janus High-Yield Fund(6,8,10,16,17)	12/95	7.80	7.90	8.53	6.96	8.20
Janus Short-Term Bond Fund(8,16,17,18)	9/92	3.63	2.39	2.92	4.81	4.67
Janus Federal Tax-Exempt Fund(8,16,17,18.19)	5/93	3.81	2.91	3.98	4.47	4.60

Notes:

(1)
All figures unaudited.

(2)
Closed to new investors.

(3)
Effective on or about December 31, 2006, Janus Mercury Fund will change its name to "Janus Research Fund." The Fund will continue to be managed with the same investment objective and strategies.

(4)
This Fund has been significantly impacted, either positively or negatively, by investing in initial public offerings (IPOs).

(5)
This Fund may have significant exposure to emerging markets. In general, emerging market investments have historically been subject to significant gains and/or losses. As such, the Fund's returns and NAV may be subject to such volatility.

(6)
Due to certain investment strategies, some funds may have an increased position in cash.

(7)
Effective on or about December 31, 2006, Janus Research Fund will change its name to "Janus Global Research Fund" and adopt an additional investment strategy to normally invest at least 40% of its net assets in securities of issuers from different countries located throughout the world, excluding the United States.

(8)
The Fund will invest at least 80% of its net assets in the type of securities described by its name.

(9)
The Fund held approximately 15.74% of its assets in Indian securities as of June 30, 2006 and the Fund has experienced significant gains due, in part, to its investments in India. While holdings are subject to change without notice, the Fund's returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in India.

(10)
A 2% redemption fee may be imposed on shares held for 3 months or less. Performance shown does not reflect this redemption fee and, if reflected, performance would have been lower.

(11)
For certain periods, the Fund's performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower.

(12)
Returns have sustained significant gains due to market volatility in the financials sector.

(13)
The Fund held approximately 15.1% and 15.37% of its assets in India and Brazil securities, respectively, as of June 30, 2006, and the Fund has experienced significant gains due, in part, to its investments in India and Brazil. While holdings are subject to change without notice, the Fund's returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in India and/or Brazil.

(14)
Returns shown for Janus Small Cap Value Fund prior to April 21, 2003 are those of Berger Small Cap Value Fund.

(15)
Returns shown for Janus Mid Cap Value Fund prior to April 21, 2003 are those of Berger Mid Cap Value Fund.

(16)
Bond funds have the same interest rate, inflation, and credit risks that are associated with the underlying bonds owned by the Fund. Unlike owning individual bonds, there are ongoing fees and expenses associated with owning shares of bonds funds. The return of principal is not guaranteed due to net asset value fluctuation that is caused by changes in the price of specific bonds held in the Fund and selling of bonds within the fund by the portfolio manager.

(17)
As of September 30, 2006, the 30-day SEC Yield was 3.90% on Janus Federal Tax-Exempt Fund, 4.68% on Janus Flexible Bond Fund, 7.68% on Janus High-Yield Fund and 4.68% on Janus Short-Term Bond Fund.

(18)
Janus Capital has contractually agreed to waive Janus Short-Term Bond Fund and Janus Federal Tax-Exempt Fund's total operating expenses to the levels indicated in the prospectus until at least march 1, 2007. Without such waivers, Janus Short-Term Bond Fund and Janus Federal Tax-Exempt

  Fund's yield as of September 30, 2006 would have been 4.26% and 3.46%, respectively and total returns would have been lower.

(19)
Income may be subject to state or local taxes and to a limited extent certain federal tax. Capital gains are subject to federal, state and local taxes.

Differences between compared investments may include objectives, sales and management fees, liquidity, volatility, tax features and other features, which may result in differences in performance.

A fund's performance may be affected by risks that include those associated with non-diversification, investments in foreign securities and emerging markets, non-investment grade debt securities, undervalued or overlooked companies, companies with relatively small market capitalizations and investments in specific industries or countries. Please see a Janus prospectus or janus.com for more information about fund holdings and details.

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JANUS ANNOUNCES THIRD QUARTER 2006 RESULTS